China Wind Systems







CHINA WIND SYSTEMS, INC

NASDAQ: CWS

Corporate Presentation

Safe Harbor Statement



***Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995**: Any statements set forth in this presentation that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, downturns in the economy, failure to comply with specific regulations pertaining to government projects, fluctuation of revenue due to the nature of project lifecycles, and other information detailed from time to time in the Company filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements contained in this presentation are made only of this date, and the Company is under no obligation to revise or update these forward-looking statements.*

Mission Statement



To be the leading provider of precision forged components to the wind power industry in China

Investment Highlights



- China has the largest and fastest-growing wind industry worldwide
- China Wind Focusing on precision forged components
- Providing high quality components with substantial profit margin to world class level customers and end users
- Opened a new state-of-the-art forged product manufacturing facility in early 2009
- Signed 6 new wind energy customers and substantially increased its revenues from the wind power industry
- One of the only three large scale ESR players for wind components in China, new ESR production in July 2010 drives competitive advantage, margin expansion and profits



1
Inflow of wind
2
Inflow of wind activates rotor (A) & blades (B)
3
Rotor & blades spin the main shaft (C) and gearbox (D), which spins the generator (G), resulting in electrical output



Hydraulic press

Dynamic Wind Power Growth in China



- The wind power industry in China has grown at a 131% CAGR over the past 5 years ended 2009, as measured by megawatts installed per year*

- The wind power industry is expected to grow dramatically over the next 10 years

- In 2009, China added more megawatts of wind power than any other country

- There is a potential for China to invest $200 billion in wind turbine components and projects through 2020



5MW wind turbine by REpower

*Source: Global Wind Energy Council, Environmental Leader

China Focusing on Wind Power



- China has small oil reserves and depends mainly on high-polluting coal for power
- China investment in coal-fired power projects declined by 11% while investment in wind power increased by 44% in 2009*
- Wind power is the most scalable cost effective renewable energy and is cost competitive with coal
- PRC government has substantially increased its goal for installed wind energy capacity by 2020 to 150 GW
- PRC government is aggressively driving renewable energy both for energy-independence as well as environmental reasons
- On July 20th, PRC government announced RMB 5 trillion ($738 billion) will be spent on renewable energy over the next 10 years.



*Source: National Energy Administration (China)

Wind Power Value Chain



Forged Steel Components



- China Wind Systems is a key supplier of precision forged components
- Wind turbines contain precision forged components
- Forged component manufacturing has high barriers to entry and among the highest profit margins of windmill components

Fabrication →

← Purchase

Yaw Bearings, Towers, Bearings, Gearboxes and Other Parts

Xin Qiang Lian Bearing

Nanjing Changfeng New Energy Co., Ltd.

Mingyang Wind Power Group Company Ltd

Assembly →

← Purchase

Wind Turbines

Vestas

Gamesa

Sinovel

GE

Mingyang

↑ Purchase

↓ Installation

Wind Farms



← Grid Connection

Utility fee →

Electricity Customers



End users of China Wind Systems' forged components include the most demanding international wind power players such as Vestas, Sinovel, GE Wind and Gamesa

China Wind Revenues Growing Dramatically



- Opened new state-of-the-art forged products manufacturing facility in early 2009
- Signed 6 new wind energy customers and substantially increased its revenues from the wind power industry
- New ESR line running in July 2010
- One of only three large scale ESR players for wind components in China, driving competitive advantage, margin expansion and profits
- Expects 2010 revenues to be $76.5 million to $85 million, up 43% to 59% from 2009
- Expects net income in 2010 to be $15.5 million to $16.3 million, up 104% to 114% from 2009
- EPS in 2010 (based on 25.2 million shares) is expected to be $0.62 to $0.65, up 158% to 171% from 2009.


China Wind Systems Growing Wind
Segment Revenues
In Millions
$35
$30
$25
$20
$15
$10
$5
$0
$6.7
$20.7
$35
2008
2009
2010E

Company Overview



- Began in-house manufacturing of shafts and forged rolled rings for gear rims, flanges and other applications in state-of-the-art (108,000 SF) forging facility focused on the wind industry in March 2009
  - Rings ≤6.3 meters in diameter, for use in wind turbines up to 5 MW
  - Shafts used in 1MW-3MW wind turbine units
  - Gear rims and other forged rings for use in gearboxes and bearings and yaw bearings
  - Flanges for towers
- New ESR production line as of July 2010 and one of only 3 large scale ESR players for wind components in China
- Stable cash cow industrial equipment business comprised 29% of company revenues in 2009, which is declining as a percentage of revenues as CWS emphasizes higher margin wind power business

gear rim



unfinished shaft



Competitive Advantages



- World class manufacturing facilities and production quality
- Prime location in Jiangsu Province near major transportation routes enables shipping cost-savings and response time advantages against international competitors
- Strong management, engineering and technical capabilities to accelerate company's leadership role in the industry
- Received ISO9001 in July 2009, covering machining and related service of shaft-shaped forging, ring forging, tubular forging and component assembly



Employ axial-close die forging technology to produce high precision products that reduces material consumption by 35% leading to surface flatness, excellent mechanical strength, high flexibility, and full automatic operation

Capacity Expansion in the Wind Power Industry



	Forged Products Facility	ESR Expansion
Products	Rolled rings up to 6.3 meters diameter rolled rings, flanges, shafts, and gear rims	Electro-slag remelted forged products
Equipment Installation	Jan 08 - Feb 09	Oct 2009- April 2010
Production Start	March 2009	July 2010
Design Capacity	40,000 tons of rolled rings, flanges, shafts and gear rims	6,000 tons
Expected Gross Margins	28%-30%	35%-40%

Design Capacity (Annual in tons) *	Forged Products Facility @ 100%	ESR forged products @ 100%
Total Tonnage Output	40,000	6,000
Average Price/Tonnage (2008 RMB)	10,000	25,000-30,000
Revenue (RMB)	400,000,000	180,000,000
Exchange Rate	6.8	6.8
Revenue (in USD)	58,823,529	26,354,319
Average Gross Margin %	30%	37%
Gross Profit (in USD)	17,647,058	9,751,098

ESR Forged Products Opportunity



- Next generation large-sized wind turbines require super-strength steel alloy precision forged components
- ESR (Electro-Slag Remelted) technology is used to increase the durability and quality of steel and blend specific alloys required to meet super-strength requirements
- Inadequate supply of precision forged products in the large-sized wind turbine sector in China has created an industry bottleneck, thus creating superior profit margin potential



Strategic Expansion into ESR Forged Products



- Well positioned to capitalize on this high margin opportunity supplying superior quality, high performance forged products utilizing ESR technology

- ESR products are in high demand in China. Before its line even commenced operations, China Wind received agreement for 2.5 years of capacity

- First ESR line commenced operations in July 2010 and was running at full 6,000 tons annual capacity in August 2010. Initially running at 34% gross margin and expected to reach 37% by year-end 2010.

- First machine costs $8 million and earns $9.75 million gross profit per year at 37% gross margin. Additional machines expected to have even higher returns on capital.



Revenue Breakdown




$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
2008
2009
1H09
1H10
Dye Machines
Coking equipment
Forged Products- Other industries
Forged Products- Wind Related

Strong Annual Growth





$60
$50
$40
$30
$20
$10
$0
18.2
4.7
3.1
24.4
5.7
4.0
42.3
8.1
5.8
53.5
10.7
7.8
21.4
3.5
2.4
35.8
6.9
5.0
2006
2007
2008
2009
1H09
1H10
Revenues
EBIT
Adjusted Net Income

Notes: $ figures in millions

Income tax rate: 33%, 2005-2007; 25%, 2008 through present

2007 net income before and after-tax exclude, $6.7 MM in one-time tax benefit, Q3, 2007

2008 net income before and after tax net income exclude non-cash charges of $2.3M related to amortization of debt discount to interest expense and non-cash charge of $2.9 MM, related to deemed preferred dividend related to issuance of stock warrants upon conversion of convertible debt to series A preferred stock in Q1 08.

2009 net income before and after tax exclude non-cash charges of $0.03 MM related to amortization of debt discount and interest expense and a non cash charge of $1.6 MM related to deemed preferred dividend related to issuance of stock warrants upon conversion of convertible debt to series A in preferred stock

Experienced Executive Team



Mr. Jianhua Wu, Chairman / CEO
Mr. Wu is the Founder and CEO of the Huayang Companies and has more than 20 years of machinery manufacturing experience. He holds a certificate in Mechanical Engineering and is a founding member of the China Wind Association.

Ms. Teresa Zhang, CFO
Prior to joining China Wind Systems Ms. Zhang served as an auditing manager since July 2005 at GC Alliance HK CPA, an international accounting, taxation and advisory services firm in Beijing. From January 2003 to June 2005, Ms. Zhang served as a liaison officer for the Australian-Chinese Friendship Business Association. From July 2000 to September 2002, Ms. Zhang was an auditor at Ernst & Young in Beijing, China. Ms. Zhang is a Certified Practising Accountant in Australia. She earned her bachelor's degree in international accounting from Renmin University in China and her master's degree in accounting from Macquarie University in Australia

Mr. Adam Wasserman, Vice President of Financial Reporting
Mr. Wasserman is the CEO of CFO Oncall, Inc., an accounting consulting firm. Mr. Wasserman is a director and audit committee member of China Wind Industries, Inc. He earned a B.S. in Accounting from the State University of Albany in New York.

Mr. Ryan Hua, VP of Operations
Prior to joining China Wind Systems Mr. Hua was a Partner at Wuxi Zhong Qiang Heavy Machinery, Inc. Previously, he was a General Manager at Zhong Qiang Heavy Machinery Inc. and Assistant Electrical Engineer at Huayang Companies. Mr Hua holds a B.S. from Nanjing University of Science and Technology.

Contact



Company Contact:
China Wind Systems, Inc
Teresa Zhang, Chief Financial Officer
No. 9 Yanyu Middle Road
Quinzhou Village, Huishan District,
Wuxi City, Jiangsu Province, PRC
Tel: (86) 138 1194 8079
E-mail: teresa.zhang@chinawindsystems.com

Investor Relations:
CCG Investor Relations, Inc
Crocker Coulson, President
1325 Avenue of Americas
Suite 2800
New York, NY 10019
Tel: (646) 213-1915
E-mail: crocker.coulson@ccgir.com

Legal Contact:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Telephone: (212) 981-6767
E-mail: ALevitsky@srff.com

External Auditors:
Sherb & Company, LLP
805 Third Avenue
New York, NY 10022
Tel: (212) 838-5100

Appendix I: Equity Snapshot



Ticker (NASDAQ):	CWS
Price (8/13/2010):	$4.76
Market Cap:	$120.0 mil
Revenues (ttm):	$67.8 mil
Net Income (ttm):	$10.2 mil
Diluted Shares Outstanding:	25.2 mil
Diluted EPS (ttm):	$0.32
P/E (ttm):	14.9x
P/S (ttm):	1.26x
EPS (2010E):	$0.62-$0.65
P/E (2010E):	7.3x-7.7x
P/S (2010E):	1.41x-1.57x

Appendix II: Summary Balance Sheet



($ in thousands)	6/30/10 (Unaudited)	12/31/09 (Audited)
Cash and Cash Equivalents	$1,381	$2,279
Current Assets	12,850	11,930
Total Assets	60,376	52,523
Total Debt	1,028	2,040
Total Liabilities	7,909	7,188
Total Stockholders' Equity	52,466	45,334

Appendix III: Summary Income Statement



($ in thousands, except per share data)	1H 2010	1H 2009	2009	2008	2007
Revenues	35,818	21,445	$53,458	$42,285	$24,418
Gross Profit	9,394	4,701	12,921	10,545	7,052
Operating Income	6,937	3,530	10,714	8,063	5,662
Net Income	4,970	2,427	7,792^	5,767*	3,984**
Diluted EPS	0.20	0.12	$0.34^	$0.27*	$0.30**
Gross Margin	26.20%	21.9%	24.20%	24.90%	28.90%
Operating Margin	19.4%	16.5%	20%	19.10%	23.20%

Source: Company's SEC filings
^Net income, EPS excludes $2.0 MM in non-cash deemed preferred dividend and amortization of debt issuance cost of $0.18 million
* Net income, EPS excludes $2.3 million in non-cash interest expenses, amortization of debt issuance cost and non-cash $2.9 million deemed preferred dividend
** Net income, EPS excludes one-time income net of $6.7 million related to forgiveness of VAT and income taxes, Q3, 2007 and non-cash interest expenses and amortization of debt issuance cost of $381,000

Note: All amounts adjusted for a 1 for 3 reverse split.

Appendix IV: Adjusted Financial Reconciliation Data



	For the Twelve Months ended December 31,			
	2009		2008	
	Net Income	Diluted EPS	Net Income	Diluted EPS
Amount per consolidated statement of operations	$ 5,587,173	$ 0.24	$ 598,201	$ 0.03
Adjustment				
Deemed dividend to preferred stockholders	$ 2,022,000	$ 0.09	$ 2,884,062	$ 0.14
Non-cash interest from amortization of debt discount	$ 47,992	$ -	$ 2,263,661	$ 0.11
Amortization of debt issuance costs	$ -	$ -	$ 21,429	$ -
Non-cash interest from debt conversion	$ 135,272	$ 0.01	$ -	$ -
Adjusted Amount	$ 7,792,437	$ 0.34	$ 5,767,353	$ 0.27
Weighted average diluted shares, 22,821,086 for twelve months ended Dec 31,2009 and 21,207,070 for twelve months ended Dec 31, 2008				

Appendix V: Interior of Wind Turbine Unit





Pitch
Low-speed shaft
Rotor
Gear box
Generator
Anemometer
Wind direction
Controller
Brake
Yaw drive
Wind Vane
Yaw motor
High-speed shaft
Nacelle
Blades
Tower

Source: U.S. Department of Energy

% Cost Breakdown of A Windmill	
Component	Percent
Blade	19%
Electrical Control System	16%
Gearbox	15%
Tower (flanges)	9%
Generator	8%
Hub	7%
Yaw System	5%
Spare Parts	5%
Nacelle	4%
Main Shaft	4%
Central Monitoring/Control System	3%
General Assembly	3%
Hydraulic System	2%

Source: Morgan Stanley Research

**We supply forged products for wind power components*

Appendix VI: Corporate Structure




CWS
100%
Fulland Ltd.
100%
100%
WFOE
Wuxi Fulland Wind Energy Equipment Co., Ltd (All Forging and ESR Assets)
Green Power Environmental Technologies Co., Ltd ("Green Power")
WFOE
Contractual Arrangement
Contractual Arrangement
Wuxi Huayang Dye Machine Co., Ltd. ("Huayang Dye Machine")
Wuxi Huayang Electrical Power Equipment Co., Ltd (Huayang Electrical Power Equipment)